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                          ATTENTION ELECTRONIC FILERS

              THIS REGULATION SHOULD BE READ IN CONJUNCTION WITH REGULATION S-T, WHICH GOVERNS THE PREPARATION AND SUBMISSION OF DOCUMENTS IN ELECTRONIC FORMAT. MANY PROVISIONS RELATING TO THE PREPARATION AND SUBMISSION OF DOCUMENTS IN PAPER FORMAT CONTAINED IN THIS REGULATION ARE SUPERSEDED BY THE PROVISIONS OF REGULATION S-T FOR DOCUMENTS REQUIRED TO BE FILED IN ELECTRONIC FORMAT.

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                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. ______)

         Filed by the registrant [X]
         Filed by a party other than the registrant [ ]

         Check the appropriate box:
         [X] Preliminary proxy statement.      [ ] Confidential, for use of the
                                                   Commission only (as permitted
         [ ] Definitive proxy statement.           by Rule 14a-6(e)(2)).

         [ ] Definitive additional materials.

         [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                                 CALL NOW, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

    Payment of filing fee (check the appropriate box):

    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                 CALL NOW, INC.
                            10803 GULFDALE, SUITE 222
                              SAN ANTONIO, TX 78216



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

         The Annual Meeting of Shareholders of Call Now, Inc. (the "Company") will be held at 11900 Biscayne Boulevard, Suite 604, Miami, FL 33181, on Thursday, October __, 1999, at 2:00 P.M., to:

         1. Elect three directors.

         2. Change the domicile of the Company to Nevada.

         3. Approve the appointment of independent auditors.

         4. Transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 25, 1999 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

                                            By order of the Board of Directors,

August 25, 1999

                                            Janet M. Farinato
                                            Assistant Secretary






WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN IT PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING AND WILL AVOID THE EXPENSE OF AN ADDITIONAL SOLICITATION.

                                                                 August 25, 1999



                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Call Now, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, September 30, 1999, and at any adjournment thereof.

         The Board requests that all shareholders complete the enclosed proxy card, and sign, date and return it as promptly as possible since the holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

         The Company's By-Laws require an affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote for approval of each of the items listed on the proxy card and described herein, with the exception of election of directors, which requires a majority of the votes cast to elect.

         At August 25, 1999, the record date, there were 8,495,444 shares of Common Stock outstanding and entitled to one vote each at the Annual Meeting.

         This Proxy Statement is first being mailed on or about August 31, 1999.

                              ELECTION OF DIRECTORS

    The persons named in the enclosed proxy card will vote to elect the five (5) proposed nominees named below unless contrary instructions are given in the proxy card. The election of directors shall be by the affirmative vote of the holders of a majority of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

    The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR the election of each of the nominees named below, all of whom are currently directors. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy card. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of
Directors:

         Name                       Age                Position
    ------------------              ---                ----------------------

    William M. Allen                 72                Chairman and Director

    Robert C. Buffkin                68                President and Director

    Bryan P. Brown                   38                Director

         William M. Allen was President from June 1992 to 1997 and a director from June 1992 and Chairman from February 1997. He has been managing partner of Black Chip Stables from 1982 to date and President of Doric, Inc. from 1985 until its merger with the Company in 1994. He has served as President of Kamm Corporation from 1985 to date and President of Kamm Life from 1985 to date. He was Chairman and CEO of Academy Insurance Group from 1975 to 1984.

         Bryan P. Brown has served as director since 1997. He was President from 1997 to December 1998. He was previously President of Riverwood, a master planned golf course community in Port Charlotte, Florida. He served as Treasurer of the Mariner Group, Inc. and Assistant Vice President of First Union National Bank and First Republic Bank. He also serves as CEO of the Company's 80% owned subsidiary, Retama Entertainment Group, Inc. Bryan P. Brown is William
M. Allen's son-in-law.

         Robert C. Buffkin has been a business consultant specializing in associations and insurance since 1974. He was elected as a director in 1996 and President in December 1998.

BOARD COMMITTEES

         Due to the small number of directors, the Board of Directors has no committees.

ATTENDANCE AT MEETINGS

         During the fiscal year ended December 31, 1998, the Board of Directors held a total of two meetings and took seven actions by written consent. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation paid to the Company's chief executive officer for the last three completed fiscal years and each of the other executive officers of the Company who received compensation of $100,000 or more during any such year.

Name and                                                                                         Other Annual
Principal Position                          Year              Salary            Bonus            Compensation
------------------                          ----              ------            -----            ------------
William M. Allen                            1998              $240,000           -0-                 -0-
Chairman, Chief                             1997              $240,000           -0-                 -0-
Executive Officer                           1996              $240,000           -0-                 -0-

Bryan P. Brown,                             1998              $150,000           -0-                 -0-
President of Retama Entertainment           1997              $150,000           -0-                 -0-

         There are no long term compensation or other compensation plans.

DIRECTOR COMPENSATION

         Non-officer directors are entitled to a fee of $2,000 for attendance at meetings of the Board of Directors, plus reimbursement for reasonable travel expenses.

INFORMATION CONCERNING STOCK OPTIONS

         The following table sets forth the number of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1998 and the value of unexercised "in-the-money" options held which represents the positive difference between the exercise price and the market price at fiscal year end. No such executive exercised any options during the 1998 fiscal year and no options were granted to the named executive officers during the 1998 fiscal year.

                                     Number of
                                    Unexercised               Value of
                                      Options                Unexercised
                                  At Fiscal Year          In-the-money Option
                                         End              At Fiscal Year End
                                 --------------------     -------------------
       Name                      Vested      Unvested     Vested     Unvested
       ----                      ------      --------     ------     --------

William M. Allen                 300,000         -0-         -0-         -0-
Bryan P. Brown                   200,000         -0-         -0-         -0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Consulting fees aggregating approximately $46,000 and $384,000 were paid to certain shareholders of the Company in 1998 and 1997, respectively.

         In December 1996 the Company loaned Bryan P. Brown $92,838 with interest at 8%. The loan was due January 7, 1999 and was extended to January 2000.

         We leased office space from our Chairman, William M. Allen, for $17,500 in 1998 and $30,000 in 1997. Such arrangement terminated in July 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 30, 1999, the beneficial ownership of the Company's Common Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (ii) each director, director nominee and executive officer of the Company; and (iii) all directors and officers as a group.

                                                                             Percent of
                                            Number                          Outstanding
Name                                        of Shares                       Common Stock
----                                        ---------                       ------------
William M. Allen                          3,646,000(1)(2)                       42.5%

Robert C. Buffkin                            21,000(2)                             *

Bryan P. Brown                              245,000(2)                           2.6%

James D. Grainger, CPA                       46,630                                *

Susan Lurvey                                 20,000                                *

Officers and Directors
as a group (5 Persons)                    3,978,630(2)                          46.3%

(1) Includes 890,000 shares owned by William M. Allen's wife as to which he disclaims any beneficial interest.

(2) Includes stock options held as follows: William M. Allen - 300,000 shares, Bryan P. Brown - 200,000 shares, Robert C. Buffkin - 10,000 shares.

*Less than 2%.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. To the best of the Company's knowledge, all reports required to be filed were timely filed in fiscal year ended 1998.

           PROPOSAL NO. 2 - CHANGE OF THE COMPANY'S DOMICILE TO NEVADA

GENERAL

         The Company's Board of Directors has recommended changing the Company's state of incorporation from Florida to Nevada. This change of domicile will be affected by the merger of the Company into a wholly owned Nevada corporation, also named Call Now, Inc.

         Upon approval of the change of domicile by the affirmative vote of a majority of the shares represented at the Meeting, Articles of Merger shall be filed with the Secretary of State of Nevada and the Secretary of State of Florida and the change of domicile will be effective immediately upon such filings. On the effective date of the merger, the separate legal existence of the Company as a Florida corporation will terminate and the Company will thereupon be a Nevada corporation and the shareholders of the Company will become shareholders of the Nevada corporation. The change of domicile will not result in any substantial change in the Company's name, business, directors, management, assets, liabilities, net worth, operations or financial statements or any change in the ownership interest of any shareholders in the Company.

REASONS FOR THE CHANGE OF DOMICILE TO NEVADA

         The Board of Directors of the Company believes that the change of domicile to Nevada is in the best interests of the Company and its shareholders in order to avoid incurring the annual intangible taxes assessed to the Company by the State of Florida. For 1998, the Company paid $18,704 in intangible taxes to the State of Florida. The State of Nevada does not charge such intangible taxes. Accordingly, after considering the advantages and disadvantages of the proposed change of domicile, the Board has concluded that it is in the best interest of the Company and its shareholders to change its domicile from Florida to Nevada.

CERTAIN CONSEQUENCES OF THE CHANGE OF DOMICILE

         MANAGEMENT AFTER THE CHANGE OF DOMICILE. The Board of Directors of the Nevada corporation will consist of those persons serving on the Board of Directors of the Company immediately prior to the change of domicile until the next annual meeting of shareholders and until his successor is elected and qualified. The individuals serving as executive officers of the Company at the time of the change of domicile will serve as executive officers of the Nevada corporation.

         CAPITALIZATION. The Company's Florida Articles of Incorporation authorizes the Company to issue 50,000,000 shares of common stock, no par value, and 800,000 shares of preferred stock, no par value. As of the date hereof, 8,495,444 shares of common stock were issued and outstanding. The authorized common stock of the Nevada corporation is 50,000,000 shares of common stock, $.001 par value, and 800,000 shares of preferred stock, $.001 par value.

         STOCK OPTIONS. Unexpired, unexercised outstanding options to purchase common stock of the Company will be deemed to be valid options issued by the Nevada corporation to purchase an equal number of shares of common stock on the same terms and conditions as presently provided. The Company's existing Stock Option Plan will not be changed in any material respect by the change of domicile.

         INDEBTEDNESS OF THE COMPANY. All indebtedness of the Company outstanding as of the change of domicile will be assumed by the Nevada corporation. To the Company's knowledge, no indebtedness of the Company will be accelerated as a result of the change of domicile.

         STOCK CERTIFICATES. Stock Certificates of the Company will represent the same number of shares of the Nevada corporation following the change of domicile. It will not be necessary for shareholders to exchange their stock certificates for stock certificates of the Nevada corporation.

         TRADING OF COMMON STOCK. The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol CNOW. It is anticipated that the common stock of the Nevada corporation will continue to be quoted on the OTC Bulletin Board under the symbol CNOW without interruption.

         FEDERAL INCOME TAX CONSEQUENCES. It is anticipated that this change of domicile will be treated as a tax free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss will be recognized by holders of common stock of the Company or by the Nevada corporation as a result of the consummation of the merger resulting in the change of domicile.

         Each former holder of Common Stock of the Company will have the same tax basis in Common Stock of the Nevada corporation as he or she has in Common Stock of the Company held by him or her as of the effective date of the change of domicile. Each shareholder's holding period with respect to such Nevada corporation Common Stock will include the period during which such stockholder held the corresponding Common Stock of the Company, provided the latter is held as a capital asset at the time of consummation of the merger. THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES AND IS NOT TAX ADVICE. NO RULING FROM THE INTERNAL REVENUE SERVICE AND NO OPINION OF COUNSEL WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER HAVE BEEN OR WILL BE OBTAINED BY THE COMPANY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF FLORIDA AND NEVADA.

         Management has reviewed the respective provisions of the Florida Business Corporation Act (the "Florida Act") and the Nevada General Corporation Law (the "Nevada Law") and they are generally similar. Management has identified the following, in its judgment, as the most significant differences between the corporation statutes of Florida and Nevada.

         REMOVAL OF DIRECTORS. Under the Florida Act, any one or all of the directors may be removed with or without cause, by a majority of the outstanding shares of the corporation's stock, unless the Articles of Incorporation provide that directors may be removed only for cause. Under the Nevada Law, any one or all of the directors of a corporation may be removed without cause only by the holders of not less than two-thirds of the voting power of a corporation's stock, unless the Articles of Incorporation requires the concurrence of a greater percentage. The Nevada Articles of Incorporation will not contain such a provision.

         LIMITATION ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. The Nevada Law permits the adoption of provisions in the Articles of Incorporation limiting the liability of a director to the corporation and its shareholders for damages for breach of fiduciary duty but may not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions to shareholders in violation of the Nevada Law. The Articles of Incorporation of the Nevada corporation contain such an elimination of personal liability. The Florida Act provides that directors are not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act except for certain enumerated acts. The Florida Act does not contain a limitation on liability of officers.

         RESTRICTIONS ON BUSINESS COMBINATIONS. Both the Florida Act and the Nevada Law contain provisions restricting the ability of a corporation to engage in certain transactions with an interested shareholder. An interested shareholder is defined as a person or group which owns more than 10% of the outstanding voting stock of a corporation under the Florida Act and as a person or group who owns 10% or more under the Nevada Law.

         Under the Nevada Law except under certain circumstances business combinations with interested shareholders are not permitted for a period of five years following the date such shareholder became an interested shareholder. Under the Florida Act certain transactions are not permitted with interested shareholders unless the transaction has been approved by a majority of disinterested directors or the holders of two-thirds of the voting shares owned by disinterred shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 -
                   CHANGE OF THE COMPANY'S DOMICILE TO NEVADA.

              PROPOSAL NO. 3 - APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has recommended that the shareholders appoint Clyde Bailey P.C. independent auditors to audit the Company's financial statements for the year ending December 31, 2000. On June 1, 1999, Clyde Bailey, P.C. was appointed by the directors as independent auditors for the Company for the year ended December 31, 1998. The report of Clyde Bailey, P.C. on the Company's financial statements for the year ended December 31, 1998 has been submitted to the shareholders as part of the 1998 Annual Report. A representative of Clyde Bailey, P.C. is expected to be present at the Annual Meeting with the right to make a statement if he so desires and will be available to respond to appropriate questions.

         BDO Seidman, LLP ("BDO Seidman"), declined, effective June 1, 1999, to be engaged to audit the Company's financial statements for the fiscal year ended December 31, 1998. BDO Seidman's report on the registrant's financial statements for the two fiscal years ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years ended December 31, 1997 and the subsequent periods preceding the resignation of BDO Seidman, there were no disagreements with BDO Seidman on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreements in connection with its reports.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3 - APPOINTMENT OF CLYDE BAILEY, P.C. AS INDEPENDENT AUDITORS.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for the next Annual Meeting of Shareholders of the Company must be received by March 2, 2000 at the Company's offices, 10803 Gulfdale, Suite 222, San Antonio, Texas 78216, addressed to the Secretary, for inclusion in the Company's proxy statement and proxy form.

                          TRANSACTION OF OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Shareholders that will come before the meeting. Should any other matters arise requiting the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

         A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS BEING MAILED TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS. REQUESTS SHOULD BE MAILED TO THE SECRETARY.

CALL NOW, INC.
10803 Gulfside, Suite 222
San Antonio, TX 78216-3634


                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William M. Allen and Robert C. Buffkin as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Cable-Sat Systems, Inc. held on record by the undersigned on August 25, 1999 at the Annual Meeting of Shareholders to be held on October __, 1999, or any adjournment thereof.

         1.       ELECTION OF DIRECTORS

                  For all nominees listed below: [ ]

                  Withhold authority to vote all nominees listed below: [ ]

         INSTRUCTION:

         To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                           William M. Allen
                           Robert C. Buffkin
                           Bryan P. Brown

         2.       PROPOSAL TO CHANGE COMPANY'S DOMICILE TO NEVADA

                  For  [ ]        Against [ ]           Abstain [ ]

         3.       PROPOSAL TO APPROVE THE APPOINTMENT OF CLYDE BAILEY, P.C.

                  For  [ ]        Against [ ]           Abstain [ ]

         4. In their discretion, the proxies are authorized to vote on such other business as may property come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                   , 1999
       ------------------


                                           ---------------------------------
                                           (signature)



                                           ---------------------------------
                                           (signature, if held jointly)



Please mark, sign, date and return the proxy card promptly using the enclosed envelope.